UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2005

OPTIO SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	001-15529	58-1435435
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005

(Address of principal office)

Registrant’s telephone number, including area code: (770) 576-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Optio Software, Inc. has increased its cash compensation to non-employee directors as follows: (1) for each in-person Board of Directors’ meeting, a non-employee director will be paid $3,500, an increase from $2,500; and (2) for each audit committee meeting each audit committee member will be paid $2,000, an increase from $750.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2005	OPTIO SOFTWARE, INC.

	By:	/s/ C. Wayne Cape
C. Wayne Cape
President and Chief Executive Officer